Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Fluor Agrees to Acquire Stork Holding B.V.,

a Global Industrial Services Company

•                  Creating a global leader in industrial services broadening geographic coverage

•                  Expanding services scope throughout the full lifecycle of operating plants

•                  Fluor’s Operations & Maintenance organization to be combined with Stork

•                  Combined group branded Stork and headquartered in the Netherlands

IRVING, Texas (December 7, 2015) — Fluor Corporation (NYSE: FLR) and Stork announced today that Fluor has signed an agreement with UK-based private equity firm Arle Capital Partners to acquire 100 percent of Stork Holding B.V., based in the Netherlands, for an investment of €695 million ($755 million).

Stork is a global provider of maintenance, modification and asset integrity services associated with large existing industrial facilities in the oil and gas, chemicals, petrochemicals, industrial and power markets. Founded in 1827, Stork has built a powerful brand in the industry and has long-term relationships with a diverse range of blue chip customers. It has operations in Continental Europe, United Kingdom, the Middle East, Asia Pacific and the Americas, with an annualized run-rate revenue of approximately €1.6 billion ($1.7 billion) and EBITDA of approximately €100 million ($109 million), implying a transaction multiple of just under seven times EBITDA.

“The acquisition of Stork is consistent with Fluor’s goal to further enhance our integrated solutions capabilities in thoughtful, strategic ways that will increase the value we deliver to our clients and shareholders,” said Fluor’s Chairman and CEO David Seaton. “We are pleased to welcome Stork’s talented workforce of more than 15,000 employees, which will provide us with additional flexibility and capacity to increase our maintenance and direct construction activities. Stork is highly complementary to Fluor as it gives both businesses the opportunity to market diverse services and capabilities to new customers and across new geographies.”

“Stork’s business is largely driven by ongoing operating budgets and is therefore less impacted by volatile commodity prices. In addition, Stork’s continuous site presence will help us improve our ability to meet our customers’ needs throughout the full lifecycle of an operating plant, and provide Fluor with an ongoing earnings stream and robust growth opportunities,” Seaton added.

According to current Stork CEO Arnold Steenbakker, “We are very proud that a world-class company like Fluor recognizes Stork’s strong reputation, capable workforce and performance as a global industrial services provider. The combination will create new opportunities to expand our global footprint and deepen the product and services offering to our customers. Stork’s activities are complementary to those of Fluor and the combination will create a global leader in the industrial services business.”

Upon closing of the acquisition, Fluor will begin combining Fluor’s Operations & Maintenance organization with Stork. Current Stork CEO, Arnold Steenbakker, will lead the combined group and report directly to Fluor’s CEO, David Seaton. The management team will be formed by Stork’s existing management combined with the managers of Fluor’s Operations & Maintenance business. The combined group, branded Stork and headquartered in the Netherlands, will have an annual turnover of approximately €2.1 billion ($2.3 billion) and a total of approximately 19,000 employees.

The acquisition is expected to be accretive to Fluor’s earnings per share in 2016. Fluor expects to achieve significant synergies including increased revenues from cross-selling and expansion into new markets.

The transaction multiple would be under six times Stork’s EBITDA including run-rate revenue synergies. Fluor intends to fully finance the cash required for the transaction through the issuance of debt in international markets. The acquisition is expected to close in the first half of 2016 and is subject to regulatory approvals and consultation procedures with Stork’s work council.

Goldman Sachs acted as exclusive financial adviser to Fluor.

About Stork

Stork offers services and products associated with maintenance, modifications and assurance of asset integrity of production facilities. The company delivers technical support that spans the asset lifecycles of its customers’ operations. From concept through to execution, Stork aims to reduce risk, assure safety and improve asset performance for its customers to enhance their profits. With more than 15,000 employees worldwide (Middle East, Asia, Europe, Africa and the Americas), Stork provides innovative solutions in the areas of asset integrity, maintenance, modifications, consultancy, inspections, repair, renovations, relocations and other related complex projects in the oil and gas, chemicals, petrochemicals, industrial and power markets.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering and construction firm that designs and builds some of the world’s most complex projects. The company creates and delivers innovative and integrated solutions for its clients in engineering, procurement, fabrication, construction, maintenance and project management on a global basis. For more than a century, Fluor has served clients in the energy, chemicals, government, industrial, infrastructure, mining and power market sectors. Headquartered in Irving, Texas, Fluor ranks 136 on the FORTUNE 500 list. With 40,000 employees worldwide, the company’s revenue for 2014 was $21.5 billion. For more information, visit www.fluor.com or follow on Twitter @FluorCorp.

Forward-Looking Statements: This release contains forward-looking statements (including without limitation statements using words such as “believes,” “expects,” “intends,” “anticipates,” “will,” “plans,” “goals” or other similar expressions) with respect to the acquisition of Stork.  These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts.  Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction, including anticipated future financial and operating results; synergies, accretion and growth rates; the Company’s plans with regard to Stork’s future operations, plans and objectives; the expected timing of completion of the transaction; and the Company’s plans to finance the transaction. Actual plans and results may differ materially as a result of a number of factors, including, among other things, failure to realize the expected benefits and synergies of the transaction; general economic and business conditions that affect the Company or Stork following the transaction; significant unknown Stork liabilities; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax and other laws, regulations, and policies; the loss of key senior management of Stork; the availability of international debt at favorable rates; and the delay or failure to receive regulatory approvals. Caution must be exercised in relying on these and other forward-looking statements.  Due to known and unknown risks, the Company’s plans with regard to Stork and actual results may differ materially from its expectations and projections.

Additional information concerning risks and other uncertainties can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 18, 2015. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7070. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

Fluor Corporation	Lisa Bottle / Janet Kearns
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	+1 469.816.2983 / +44 7802 373466

+1 469.398.7000 main tel	Geoff Telfer / Jason Landkamer
Investor Relations
+1 469.398.7070 / +1 469.398.7222 tel

Stork Holding B.V.	Beatrijs van de Ven
Van Deventerlaan 121	Media Relations
3528 AG, Utrecht	+31 (0) 6 51 566 513
The Netherlands
+31 88 08 91 000 main tel

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